                                                                   Exhibit 10.68

                     INFORMATION MANAGEMENT ASSOCIATES, INC.

                    THIRD PARTY CONSULTING SERVICES AGREEMENT


AGREEMENT made and entered into this 1st day of January, 1996, between Clifton Myers Enterprise, Inc., an independent contractor of 132 Calle Alta, Orange, California 92669, hereinafter referred to as CME, and Information Management Associates, Inc., of One Corporate Drive, Suite 414, Shelton, Connecticut 06484, hereinafter referred to as CUSTOMER.


                                   WITNESSETH


CME and CUSTOMER agree that the following terms and conditions shall govern in all cases where CME furnishes services to CUSTOMER.


1.   SERVICES

     CME will provide such Management and Data Processing consultation service(s), as is provided for and set forth in the Corresponding Schedule(s), attached hereto and made a part hereof.


2.   PLACE OF PERFORMING SERVICES

     The services provided by this contract shall be performed at the CUSTOMER's premises or at CME premises or at a mutually agreed to location. CUSTOMER shall reimburse CME for extraordinary travel and living expenses incurred by personnel of CME in connection with work performed. In addition, CUSTOMER will reimburse CME for special or unusual expenses incurred at the CUSTOMER's request. It is further agreed, that any travel time greater than one hour and 50 miles each way will be billable.


3.   TIME OF PERFORMING SERVICES

     Barring any prolonged incapacitation due to illness of an indispensable and irreplaceable CME employee or any other event not within the control of CME, or any events or circumstances which are the fault of CUSTOMER, CME agrees to spend the number of hours requested by CUSTOMER per month on the services to be performed under this contract and to complete said service in accordance with the Corresponding Schedule(s), attached hereto and made part hereof.

4.   COMPENSATION FOR SERVICES

     CUSTOMER shall pay CME the sum set forth in the Corresponding Schedule(s), attached hereto and made part hereof, for each hour devoted to the services performed by CME hereunder, plus sales, service or similar taxes, if any, which CME becomes obligated to collect by law. Charges will be invoiced biweekly for services rendered and are due and payable upon receipt of invoice. A service charge of one and one-half percent (1.5%) per month may be charged on invoices over thirty (30) days old.

5.   TERM, CANCELLATION AND MODIFICATION OF SCHEDULES

     Either CME or CUSTOMER may terminate this entire Consulting Agreement at any time by giving the other party thirty (30) days prior written notice. The effect of such termination will be a cessation of all Schedules attached hereto and made part hereof. CUSTOMER's obligation to pay the consulting fees incurred up to the date of termination shall not be affected by termination under this Section, and CME shall not be obligated to provide CME services after the date of termination. Notwithstanding the foregoing, at the request of CUSTOMER, CME shall, at CUSTOMER's expense under the same terms as provided herein, complete any Corresponding schedule(s), attached hereto and made part hereof, in progress at the time of such termination.

     CME and CUSTOMER acknowledge that the right to make changes to Corresponding Schedules, attached hereto and made part hereof, with the exception of changes to billing rates which can only be made by CME, must be mutually consented to in writing by CME and CUSTOMER. Notwithstanding the foregoing, any modification to or cancellation of a Corresponding Schedule(s), attached hereto and made part hereof, by CUSTOMER which results in a reduction in the number of consultant(s) working pursuant to said Corresponding Schedule(s), shall require thirty (30) days prior notice to CME to be effective.


6.   EQUIPMENT, MATERIALS AND SUPPORT PROVIDED BY CUSTOMER

     CUSTOMER shall furnish CME at CUSTOMER's premises, or at such location as is mutually agreed upon, all computers, accessories, peripheral devices, and other equipment, in addition to materials and supplies necessary for CME to provide the services as set forth in the Corresponding Schedule(s) attached hereto and made part hereof. Title to such equipment shall remain with CUSTOMER and all such equipment and property shall be returned to CUSTOMER within thirty (30) days after the termination of the Corresponding Schedule(s) attached hereto and made part hereof, if and only if, CUSTOMER has previously permitted equipment to leave CUSTOMER's premises. Such agreement shall be made in writing.

7.   CONFIDENTIALITY


     In connection with CME's services under this Agreement, CME may be exposed to and furnished with certain trade secret information, materials and data relating to CUSTOMER's software procedure specifications, contracts, designs and marketing. CME will keep confidential and shall not reveal or disclose any such trade secret information, materials or data to anyone during the term of this Agreement or thereafter without CUSTOMER's prior written permission. At the termination of this Agreement, CME shall return to CUSTOMER any trade secret materials obtained from CUSTOMER in connection with the services herein. This Paragraph shall continue after the termination of this Agreement.

     In connection with CME's services under this Agreement, CUSTOMER may be exposed to and furnished with certain trade secret information, materials and data relating to CME's procedure specifications, contracts, designs and marketing. CUSTOMER will keep confidential and shall not reveal or disclose any such trade secret information, materials or data to anyone during the term of this Agreement or thereafter without CME's prior written permission. At the termination of this Agreement, CUSTOMER shall return to CME any trade secret materials obtained from CME in connection with the services herein. This Paragraph shall continue after the termination of this Agreement.

8.   CME's CONSULTING FOR OTHERS

     In recognition of the fact that CME personnel provided to the CUSTOMER under this Agreement may perform similar services from time to time for others, this Agreement shall not prevent CME from performing such similar services or restrict CME from using the personnel provided to the CUSTOMER under this Agreement as long as CUSTOMER's requirements are being met by CME. However, CME agrees to accept any provisions in the contract between CUSTOMER and its customer which restrict CUSTOMER personnel from performing similar services for others.


9.   CME's LIABILITY

     CME DOES NOT MAKE ANY EXPRESS OR IMPLIED WARRANTIES ABOUT ITS SERVICES OR PRODUCTS, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. In no event will CME be liable for consequential damages, including but not limited to lost profits, even if CME has been advised of the possibility of such damages, and unless provided elsewhere herein, CME shall not be liable for the claims against CUSTOMER by any other party. However, CME agrees to accept any deviation from these provisions as outlined and required in the relevant Liability and Warranty provisions in the contract between the CUSTOMER and its customer.


10.  EMPLOYEE SOLICITATION

     CUSTOMER and CME agree not to hire or attempt to hire employees of the other party for the term of this Agreement and twelve (12) months following without the prior written consent of the other party. In the event that a person is solicited by CME of CUSTOMER, then a penalty of up to 12 months salary for the solicited person may be imposed by CUSTOMER or CME.


11.  PARTIAL INVALIDITY

     If any provision of this Agreement is invalid or unenforceable, the remainder of this Agreement shall not be affected thereby and each term and provision hereof shall be valid and enforced to the fullest extent permitted by law.


12.  WAIVER

     The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

13.  ENTIRE AGREEMENT

     This Agreement together with the terms of the attachments set forth the entire agreement and understanding between the parties as to the subject matter of the Agreement and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement other than as expressly provided for in this Agreement or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized representative of the party to be bound thereby.

14.  BINDING AGREEMENT

     This Agreement shall inure to the benefit of and be binding upon the parties, their successors, permissible assigns and legal representatives. It shall not be assigned by either party without the consent of the other party.

15.  GOVERNING LAW

     This Agreement shall be governed and construed in accordance with the laws of the State of Connecticut.


16.  HEADINGS NOT CONTROLLING

     Headings used in this Agreement are for reference only and shall not be deemed a part of this Agreement.


IN WITNESS WHEREOF, the parties to the CONSULTING SERVICES AGREEMENT have fixed their signatures the day and year first above written.


BY: [SIGNATURE APPEARS HERE]
   --------------------------------------------
   Clifton Myers Enterprise, Inc.


BY: [SIGNATURE APPEARS HERE]
   --------------------------------------------
   Information Management Associates, Inc.

                              CUSTOMER TASK ORDER


This TASK ORDER is issued pursuant to an Agreement dated the 1st day of January, 1996, between the parties and incorporates all of the terms therein.


SERVICES PERFORMED FOR:                         SERVICES PERFORMED BY:

Information Management Associates, Inc.         Clifton Myers
One Corporate Drive, Suite 414                  Clifton Myers Enterprise, Inc.
Shelton, CT 06484                               132 Calle Alta
                                                Orange, CA 92669


DESCRIPTION OF TASK:

Provide data processing consulting services at the direction of CME's customer.



DURATION OF TASK:

Start Date:             January 1, 1996
Projected End Date:     December 31, 1996



COMPENSATION:

See Schedule A.



BY: [SIGNATURE APPEARS HERE]
   ----------------------------------------
   Clifton Myers Enterprise, Inc.


BY: [SIGNATURE APPEARS HERE]
   ----------------------------------------
   Information Management Associates, Inc.

                                  SCHEDULE A

                       TO CONSULTING SERVICES AGREEMENT

                                DATED  1/1/96
                                     ----------


IMA shall pay Clifton Meyers Enterprise, Inc. (CME) a monthly retainer of $100,000, to be split into two equal payments of $50,000. These payments are to be generated on the 15th and 30th of each month and forwarded overnight to our Irvine office for release to CME.

CME will submit project proposals to IMA for approval prior to commencing work. For approved projects, CME will provide IMA with monthly updates of project status in verbal or written form as mutually agreed. This information shall include, but not be limited to, invoices, time reports, expense reports, detailing work performed on the project. This information should be submitted to the Vice-President of EDGE Development in Irvine.

                                ADDENDUM NO. 1

                                    TO THE

                   THIRD PARTY CONSULTING SERVICES AGREEMENT



This Addendum No. 1, effective as of January 1, 1996, is made and entered into by and between Clifton Myers Enterprise, Inc. ("CME") and Information Management Associates, Inc., ("Customer") and is hereby made part of and incorporated into the Third Party Consulting Services Agreement ("Agreement") by and between CME and Customer dated January 1, 1996. In the event that any provision of this Addendum No. 1 and any provision of the said Agreement are inconsistent or conflicting, then the provisions of this Addendum No. 1 shall be and constitute an amendment of said Agreement and shall control.

IMA and CME hereby agree to amend the above referenced Agreement by adding the following provisions:


 1.  PRE-APPROVAL OF EXPENSES

     All extraordinary travel and living expenses incurred by personnel of CME must be pre-approved by Customer.


 2.  CME'S STATUS AS AN INDEPENDENT CONTRACTOR

     CME is an independent contractor. CME is not, and will not claim to be, a legal representative, partner, franchisee, agent, or employee of Customer. CME is responsible for the direction and compensation of its employees.


 3.  OWNERSHIP

     CME must promptly disclose and assign to Customer all intellectual property generated, conceived or developed under this Agreement, including, but not limited to, inventions conceived or reduced to practice as a result of this Agreement and any resulting patents. Any works of authorship in any form of expression, including, but not limited to, manuals and software developed under this Agreement, are works for hire and belong exclusively to Customer. If, by operation of law, the ownership of works for hire do not automatically vest in Customer, then CME will take necessary steps to assign ownership to Customer. CME will provide reasonable assistance to Customer to secure intellectual property protection, including, but not limited to, assistance in the preparation and filing of any patent applications, copyright registrations, and the execution of all applications, assignments or other instruments for perfection of protection or title. CME will pay its employees any compensation due in connection with the assignment of any intellectual property or invention. CME warrants to Customer that CME's employees are subject to agreements which will secure Customer's rights under this section. This Paragraph shall continue after the termination of this Agreement.


 4. If CME performs work for third parties, CME agrees that it will not make use of any confidential information or intellectual property belonging to Customer.


IN WITNESS WHEREOF, the parties to this Addendum No. 1 have fixed their signatures, effective as of the day and year first written above.


CLIFTON MYERS ENTERPRISE, INC.           INFORMATION MANAGEMENT ASSOCIATES, INC.



By: [SIGNATURE APPEARS HERE]             By: [SIGNATURE APPEARS HERE]
   -------------------------------          -----------------------------
             President                                7/31/96